Exhibit 10.1

SECOND AMENDMENT TO LA PLATA CAPITAL LOAN AGREEMENT

This SECOND AMENDMENT TO LA PLATA CAPITAL LOAN AGREEMENT (this “Amendment”) dated as of February 28, 2023 by and among LA PLATA CAPITAL LLC, a Delaware limited liability company (“Lender”) and SCOTT’S LIQUID GOLD-INC., a Colorado corporation ("Borrower"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

THE LOAN

A. Borrower entered into a Loan Agreement dated November 9, 2021 with Lender (the “Loan Agreement”).

B. Pursuant to the Loan Agreement, Borrower executed that certain Promissory Note in favor of Lender, dated as of November 9, 2021, in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00) (the “Note”).

C. The Note is secured by a Security Agreement for the benefit of Lender dated November 9, 2021 granting Lender a security interest in the Collateral (the “Security Agreement”), which is perfected by a UCC-1 Financing Statement filed with the Colorado Secretary of State.

D. On January 25, 2023, Lender and Borrower entered into the First Amendment to Loan Agreement ("First Amendment") to, among other things, modify Borrower's financial covenant requirements.

D. The Loan Agreement, Note, Security Agreement, First Amendment and all documents executed in connection therewith, together with all modifications, amendments, and replacements thereto, are hereinafter collectively referred to as the “Loan Documents,” which memorialize the "Loan.”

E. The Parties desire to further amend the Loan Agreement to provide Borrower with an additional Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000.00) financing through a separate promissory note and to amend related provisions and, as applicable, the other Loan Documents, all pursuant to the terms contained in this Amendment.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 2.2. of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

2.2. Principal Amount. The Loan is a term loan in the aggregate, maximum principal amount of Two Million Two Hundred Fifty Thousand and 00/100ths Dollars ($2,250,000.00) and is memorialized by the Note dated November 9, 2021 and by Note II dated February 28, 2023.

2. Section 2.5. of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

2.5. Payments. On the first day of each month beginning on January 1, 2022, Borrower shall make monthly payments of accrued interest only through June 30, 2023. Commencing July 1, 2023, Borrower shall make monthly payments of Thirty Thousand and 00/100 Dollars ($30,000.00) in unpaid principal plus accrued and unpaid interest. All unpaid principal, accrued interest, fees and costs shall be fully due and payable on the Maturity Date.

3. Section 2.7. of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

Prepayment. Borrower may prepay the Note or Note II, in full or in an increment of Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000.00) or more, subject to Borrower providing Lender notice of its intent to prepay the Note or Note II no less than thirty (30) days (or such shorter period as may be agreed by Lender in writing) prior to such repayment. If the Loan is paid in full before $280,000.00 of interest accrues and is paid by Borrower on the Note only and not on Note II, an amount equal to $280,000.00 less the amount of interest accrued and previously paid over the life of the Loan on the Note only will be due at the date the Loan is paid in full.

4. Section 4.7. of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

Purpose. The proceeds of the Loan are solely for business purposes, and are not for personal, family, household or agricultural purposes. Notwithstanding any provision herein or in any other Loan Document to the contrary, any amounts advanced under this Amendment and memorialized by Note II shall be used only to pay down the Senior Debt Facilities and for no other purpose.

5. With respect to Sections 5.10. and 5.11. of the Loan Agreement, testing of the Average Total Funded Debt to EBITDA set forth in Section 5.10. and of the Fixed Charge Coverage Ratio set forth in Section 5.11. shall commence with the 30th day of June 2023. Average Total Funded Debt to EBITDA shall be tested on June 30, 2023 and each quarter thereafter until the Indebtedness is indefeasibly paid in full, in each case tested as of the end of the quarter. The Fixed Charge Coverage Ratio shall be tested on June 30, 2023 and monthly thereafter until the Indebtedness is indefeasibly paid in full, in each case tested as of the end of the month.

6. The defined term "Obligations" set forth in Section 2 of the Security Agreement shall, in addition to all of the obligations presently covered by the definition, include the Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000.00) advanced pursuant to this Amendment and memorialized by Note II.

7. The following defined terms set forth in Exhibit A of the Loan Agreement shall be deleted and replaced in their entirety, with the following:

Fixed Rate. The term "Fixed Rate" means a per annum interest rate of 14.0% for the amounts payable pursuant to the Note ($2,000,000.00) and a per annum interest rate of 15.0% for the amounts payable pursuant to Note II ($250,000.00).

Loan. The word "Loan" means the term loan in the aggregate principal amount of Two Million Two Hundred Fifty Thousand and 00/100th Dollars ($2,250,000.00) memorialized by the Note and Note II.

8. The following defined term shall be added to Exhibit A of the Loan Agreement:

Note II. The term "Note II" means the promissory note executed by Borrower to Lender in the original principal amount of Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000.00).

9. Amendment Fee. As consideration for this Amendment, Borrower shall pay Lender an amendment fee in the amount of Three Thousand Five Hundred and 00/100ths Dollars ($3,500.00). The amounts described in this paragraph shall be in addition to, and not in lieu of, the interest, fees and other charges owing under the Loan Documents.

10. Ratification of Loan Documents and Collateral. The Loan Documents are ratified and affirmed by the Borrower, and shall remain in full force and effect, as modified by this Amendment. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrowers in the Loan Documents.

11. Conditions Precedent. Notwithstanding anything to the contrary set forth herein, the terms and provisions of this Amendment shall not be effective unless and until all of the following shall have occurred:

a. No Event of Default or Default shall have occurred and be continuing on the date hereof or would exist after giving effect to this Amendment.

b. The Borrowers shall have paid all other accrued and unpaid fees and all costs and expenses to the extent then due and payable pursuant to the Loan Agreement.

12. Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to the Lender:

a. No Default or Event of Default under any of the Loan Documents as modified herein, after giving effect to this Amendment, has occurred and is continuing.

b. Each and all representations and warranties of the Borrower in the Loan Documents are true and correct in all material respects (without duplication as to any materiality modifiers, qualifications or limitations set forth therein) on the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, without duplication as to any materiality modifiers, qualifications or limitations set forth therein).

c. The Borrower does not have any claims, counterclaims, defenses or set-offs with respect to the Loan or the Loan Documents as modified herein.

d. The Loan Documents as modified herein are the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms.

e. The Borrower validly exists as a Colorado corporation duly organized, in good standing under the laws of the state or jurisdiction of its incorporation and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Agreement as modified herein. The execution and delivery of this Amendment and the performance of the Loan Agreement as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This Amendment has been duly executed and delivered by Borrower.

13. Governing Law. The Loan Documents, including this Amendment, are governed by the laws of the State of Colorado.

14. No Novation. Nothing in this Amendment shall be construed to be or constitute any novation of Borrower’s obligations to Lender. No provision herein or representation made in discussions related to this Amendment, shall be deemed a waiver by Lender, either express or implied, of any breach of any other covenant or term in the Loan Documents or any other or future non-compliance, all legal and equitable rights and remedies being hereby reserved by Lender.

15. Claims Release. The Borrower hereby fully, finally and forever release, waive, and discharge the Lender and its successors, assigns, directors, officers, employees, agents and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits of whatever kind or nature, in law or in equity, that the Borrower, or any of them, have or in the future may have, whether known or unknown, arising from events prior to the date hereof in respect to the Loan and the Loan Documents.

16. Headings of Sections. The headings of sections in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

17. Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an electronically executed counterpart of this Amendment shall be equally as effective as delivery of an original executed counterpart of this Amendment.

18. Reaffirmation. In all other respects the terms and conditions of the Loan Agreement and other Loan Documents remain unchanged and in full force and effect.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AMENDMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AMENDMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS, (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lender and Borrower have caused this Amendment to be duly executed effective as of the date set forth above.

BORROWER:

SCOTT'S LI QUID GOLD-INC.,
a Colorado corporation

/s/ Tisha Pedrazzini

Name: Tisha Pedrazzini

Its: President

LENDER:

LA PLATA CAPITAL LLC

/s/ Geoffrey M. Long

By: Geoffrey M. Long

Its: President